Exhibit 99.1

For Immediate Release

CONTACTS:

Entertainment Gaming Asia Inc.

Traci Mangini

tracimangini@EGT-Group.com

872/802-4227

ENTERTAINMENT GAMING ASIA INC. REPORTS THIRD QUARTER 2016 RESULTS

Hong Kong – November 10, 2016 – Entertainment Gaming Asia Inc. (NASDAQ: EGT) (“Entertainment Gaming Asia” or “the Company”), a gaming company focused on growing markets in Pan-Asia, today reported operating results for the third quarter ended September 30, 2016 and reviewed recent corporate progress.

Key Financial Metrics

•	Consolidated revenue of $690,000 for the third quarter of 2016
•	Adjusted LBITDA (loss from continuing operations before interest, taxes, depreciation, amortization, gains on disposals and non-cash charges) of $1.4 million for the third quarter of 2016
•	Net loss from continuing operations of $122,000 for the third quarter of 2016
•	Cash balance of $35.0 million and zero debt as of September 30, 2016

Third Quarter of 2016 Financial Performance

The Company’s third quarter of 2016 consolidated revenue was $690,000 compared to $4.5 million in the third quarter of 2015. The decrease was primarily due to the expiration of the Company’s electronic gaming machine, or EGM, participation agreement with NagaWorld on February 29, 2016.

Selling, general and administrative (SG&A) and research and development (R&D) expenses totaled $1.5 million for the third quarter of 2016 compared to $1.1 million in the prior year period. The increase primarily related to the new social gaming operations.

Operating expenses, excluding capitalized costs, for social gaming were $561,000 in the third quarter of 2016 compared to $94,000 in the second quarter of 2016 and $9,000 in the prior year period. In accordance with relevant accounting standards for software development, the Company ceased to capitalize software development costs and began to expense all social gaming costs and amortize the previously capitalized costs following the initial market test of the platform in mid-August 2016. Total combined operating expenses and capitalized costs related to the social gaming platform were $980,000 in the third quarter of 2016 compared to $817,000 in the second quarter of 2016 and $9,000 in the prior year period. The sequential increase was primarily due to higher salaries due to increased head count and higher technology and marketing expenses associated with the initial test launch.

The Company reported adjusted LBITDA from continuing operations of $1.4 million in the third quarter of 2016 compared to adjusted EBITDA of $2.4 million in the third quarter of 2015.

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Entertainment Gaming Asia Reports Q3 2016 Earnings Results, 11/10/16	page 2

The Company reported a net loss from continuing operations of $122,000, or $0.01 per share, for the third quarter of 2016 compared to net income from continuing operations of $797,000, or $0.06 per share, for the third quarter of 2015. The weighted average diluted share count was 14.5 million shares for both periods. The decline in net income from continuing operations in the third quarter of 2016 was primarily due to lower gaming operations revenue and higher operating expenses related to the new social gaming operations. This was partially offset by lower depreciation and amortization expenses related to the gaming operations and a $1.6 million gain on the disposition of a total of 824 of the Company’s EGM seats that had been placed in NagaWorld in Cambodia and Leisure World VIP Slot Club in the Philippines in the third quarter of 2016.

The Company reported a net loss from the discontinued gaming products operations of $622,000, or $0.04 per share, in the third quarter of 2016, which primarily related to factory lease payments and the lease termination in September 2016. This compared to net income from discontinued operations of $649,000, or $0.04 per share, in the third quarter of 2015.

Clarence Chung, Chairman and Chief Executive Officer of Entertainment Gaming Asia, commented, “We continue our efforts to refine our business operations and position ourselves for new opportunities. Following the disposition of our gaming products assets in May 2016 for cash proceeds of $5.9 million and our EGMs in NagaWorld and Leisure World in July 2016 for cash proceeds of $3.3 million, we sold all 71 EGMs seats in Thansur Bokor in October 2016 for cash proceeds of $250,000. While our reduced base of operations will have a negative impact on our near-term earnings, these transactions provide us a total of approximately $9.4 million in cash proceeds, excluding $765,000 in expense reimbursements for severance costs and factory lease payments and the potential for earn outs on certain gaming chip and plaque sales related to the now discontinued gaming products business. To date, we have received $7.3 million of the sale proceeds and have cash resources of approximately $35 million which, we believe, enhances our ability to pursue and execute on new projects.

“We are actively pursuing projects that we believe will provide long-term growth potential for the Company. These potential projects are in new businesses, such as the film and related businesses, for the Company and would provide us a new strategic direction. We are eager to share more information on these potential opportunities should they become more definitive in nature.

“In addition, we continue our efforts to develop a free-to-play, mobile, social games platform for the Pan-Asian market. We are testing the platform in certain markets to assess its potential as a provider to long-term earnings.”

Entertainment Gaming Asia is hosting a conference call and simultaneous webcast at 8:30 a.m. ET today, November 10, 2016, both of which are open to the general public. The conference call number is 800/926-9795 or 212/231-2935. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.EGT-Group.com. Please allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed for thirty days on the Internet at www.EGT-Group.com.

About Entertainment Gaming Asia Inc.

Entertainment Gaming Asia Inc. (NASDAQ: EGT), an indirect, majority-owned subsidiary of Melco International Development Limited, is a gaming company engaged in the leasing of electronic gaming machines to the gaming industry in Cambodia and the Philippines.  The Company is also developing a free-to-play online social gaming platform for certain Asian markets.

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Entertainment Gaming Asia Reports Q3 2016 Earnings Results, 11/10/16	page 3

Forward Looking Statements

This press release contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for: the Company’s ability to develop and successfully launch a social gaming platform and fund this initiative; expectations for the viability of the social gaming platform, its revenue model and rollout timeline; the Company’s expectations for expanding its business model to new businesses that will provide growth for the Company; and, the Company’s ability to secure and execute on new projects and fund those projects. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to the Company’s ability to: identify and implement successful marketing and promotional strategies for the Company’s gaming operations; identify and successfully develop additional projects; acquire additional capital as and when needed; adapt to potential changes in gaming policies and political stability in the countries in which the Company operates; the ability to successfully launch its social gaming platform and operate and compete in the social gaming market; and, those other risks set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016 and subsequently filed quarterly reports on Form 10-Q. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Entertainment Gaming Asia Reports Q3 2016 Earnings Results, 11/10/16	page 4

Entertainment Gaming Asia Inc.

Consolidated Statements of Comprehensive Loss/Income

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
(amounts in thousands, except per share data)	2016	2015	2016	2015
Revenues:
Gaming operations	689	4,483	6,814	13,407
Social gaming platform	1	—	1	—
Total revenues	690	4,483	6,815	13,407

Operating costs and expenses:
Cost of gaming operations
Gaming property and equipment Depreciation	167	751	1,041	2,352
Casino contract amortization	—	608	528	1,830
Other gaming related intangibles amortization	—	63	96	189
Other operating costs	542	927	2,495	2,718
Cost of social gaming platform	77	—	77	—
Selling, general and administrative expenses	1,443	1,073	3,551	3,620
Gain on disposition of assets	(1,632)	—	(1,653)	(24)
Research and development expenses	63	9	548	9
Depreciation and amortization	25	33	79	100
Total operating costs and expenses	685	3,464	6,762	10,794
Income from continuing operations	5	1,019	53	2,613

Other (expenses)/income:
Interest expense and finance fees	—	—	—	(3)
Interest income	2	3	7	9
Foreign currency losses	(34)	(100)	(25)	(129)
Other	11	4	22	15
Total other (expenses)/income	(21)	(93)	4	(108)
(Loss)/income from continuing operations before income tax	(16)	926	57	2,505

Income tax expenses	(106)	(129)	(314)	(166)

Net (loss)/income from continuing operations	(122)	797	(257)	2,339
Net (loss)/income from discontinued operations, net of tax	(622)	649	(2,729)	1,139

Net (loss)/income attributable to EGT stockholders	$(744)	$1,446	$(2,986)	$3,478

Other comprehensive loss:
Foreign currency translation	(55)	(64)	(58)	(79)

Comprehensive (loss)/income attributable to EGT stockholders	$(799)	$1,382	$(3,044)	$3,399

Per share data (basic and diluted):
(Loss)/earnings	$(0.05)	$0.10	$(0.21)	$0.24
(Loss)/earnings from continuing operations	$(0.01)	$0.06	$(0.02)	$0.16
(Loss)/earnings from discontinued operations, net of tax	$(0.04)	$0.04	$(0.19)	$0.08

Weighted average common shares outstanding:
Basic	14,464	14,460	14,462	14,456
Diluted	14,464	14,474	14,462	14,483

All historical revenues and expenses associated with the Company’s gaming products division, the principal assets of which were sold in May 2016, have been reclassified as discontinued operations for the presented periods.

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Entertainment Gaming Asia Reports Q3 2016 Earnings Results, 11/10/16	page 5

Entertainment Gaming Asia Inc.

Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
(amounts in thousands, except per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,021	$30,681
Accounts receivable, net	367	724
Amounts due from related parties	—	257
Other receivables	1,049	78
Inventories	57	2,378
Prepaid expenses and other current assets	490	295
Contract amendment fees	—	18
Total current assets	36,984	34,431

Gaming equipment, net	685	2,985
Casino contracts	—	528
Property and equipment, net	1,242	5,919
Goodwill	325	332
Intangible assets, net	1,485	391
Deferred tax assets	268	274
Prepaids, deposits and other assets	1,279	425
Total assets	$42,268	$45,285

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$558	$288
Amounts due to related parties	93	239
Accrued expenses	1,884	1,755
Income tax payable	271	2
Deferred revenue	—	9
Customer deposits and other current liabilities	41	529
Total current liabilities	2,847	2,822

Other liabilities	821	880
Deferred tax liability	29	29
Total liabilities	3,697	3,731

Stockholders’ equity:
Common stock, $.001 par value, 38,000,000 shares authorized;14,464,220 shares issued and outstanding	14	14
Additional paid-in-capital	47,824	47,763
Accumulated other comprehensive income	651	709
Accumulated losses	(9,919)	(6,933)
Total EGT stockholders’ equity	38,570	41,553
Non-controlling interest	1	1
Total stockholders’ equity	38,571	41,554
Total liabilities and stockholders’ equity	$42,268	$45,285

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Entertainment Gaming Asia Reports Q3 2016 Earnings Results, 11/10/16	page 6

Entertainment Gaming Asia Inc.

Adjusted (LBITDA)/EBITDA from Continuing Operations

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
(amounts in thousands)	2016	2015	2016	2015
Net (loss)/ income from continuing operations – GAAP basis	$(122)	$797	$(257)	$2,339
Interest expense and finance fees	—	—	—	3
Interest income	(2)	(3)	(7)	(9)
Income tax expenses	106	129	314	166
Depreciation and amortization	256	1,455	1,808	4,472
Stock-based compensation expenses	40	17	61	67
Gain on dispositions of assets	(1,632)	—	(1,653)	(24)
Adjusted (LBITDA)/EBITDA from continuing operations	$(1,354)	$2,395	$266	$7,014

Adjusted (LBITDA)/EBITDA from continuing operations is (losses)/earnings before interest, taxes, depreciation, amortization, stock-based compensation, gains on disposals and other non-cash operating income and expenses. Adjusted (LBITDA)/EBITDA from continuing operations is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted (LBITDA)/EBITDA from continuing operations as a measure of the operating performance of its segments and to compare the operating performance of its operations with those of its competitors. The Company also presents Adjusted (LBITDA)/EBITDA from continuing operations because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported (LBITDA)/EBITDA as a supplement to financial measures in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted (LBITDA)/EBITDA from continuing operations should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income/(loss), Adjusted (LBITDA)/EBITDA from continuing operations does not include depreciation or interest expense and,  therefore, does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using Adjusted (LBITDA)/EBITDA from continuing operations as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include operating income, net income/(loss), cash flows from operations and cash flow data. The Company has significant uses of cash flows, including capital expenditures, taxes and other non-recurring charges, which are not reflected in Adjusted (LBITDA)/EBITDA from continuing operations. Entertainment Gaming Asia’s calculation of Adjusted (LBITDA)/EBITDA from continuing operations may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

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Entertainment Gaming Asia Reports Q3 2016 Earnings Results, 11/10/16	page 7

Entertainment Gaming Asia Inc.

Gaming Operations Performance Metrics

(Unaudited)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,
	2016	2015	2016	2015
Net revenue to EGT (in thousands)
Participation operations
Cambodia	$207	$3,618	$3,024	$10,727
Philippines	362	597	1,574	1,917
Service revenue(1)	120	268	458	763
Consolidated participation total	689	4,483	5,056	13,407
Fixed fee operations	—	—	1,758	—
Consolidated total	$689	$4,483	$6,814	$13,407

Average daily revenue (per unit)
Participation operations
Cambodia	$18	$152	$85	$148
Philippines	$41	$59	$56	$64
Consolidated participation total	$30	$120	$70	$120
Fixed fee operations	$—	$—	$22	$—
Consolidated total	$30	$120	$59	$120

EGM seats in operation (period end) (2)
Participation operations
Cambodia			350	1,008
Philippines			398	556
Consolidated participation total			748	1,564
Fixed fee operations			—	—
Consolidated total			748	1,564

(1)	Service revenue represents reimbursements of certain expenses, which for accounting purposes, are included in the revenue and grossed up in the cost of gaming operations.
(2)	In July 2016, the Company sold 670 and 154 EGMs placed in NagaWorld and Leisure World, respectively.

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